As Filed With The Securities and Exchange Commission on April 8, 2015
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       FALCONRIDGE OIL TECHNOLOGIES CORP.
             (Exact name of registrant as specified in its charter)

            Nevada                                                  N/A
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

      17-120 West Beaver Creek Rd., Richmond Hill, Ontario, Canada L4B 1L2
             (Address of Principal Executive Offices and Zip Code)

                             2015 Stock Option Plan
                            (Full title of the plan)

            Mark Pellicane, President and Principal Executive Officer
                  17-120 West Beaver Creek Rd., Richmond Hill,
                            Ontario, Canada, L4B 1L2
                     (Name and address of agent for service)

                                 (905) 771-6551
          (Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William L. Macdonald
                           W.L. Macdonald Corporation
                        Suite 400 - 570 Granville Street
                                  Vancouver, BC
                                 V6C 3P1 CANADA
                            Telephone: (604) 689-1022
                            Facsimile: (604) 681-4760

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act

Large accelerated filer [ ]                        Accelerated filer [ ]

Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                              Proposed              Proposed
                                               Maximum               Maximum          Amount of
Title of Securities       Amount to be      Offering Price          Aggregate       Registration
 to be Registered          Registered        Per Share(1)        Offering Price          Fee
------------------------------------------------------------------------------------------------
Common Stock(2) (3)        4,900,000           $0.031              $151,900.00         $17.65
------------------------------------------------------------------------------------------------
Total                                                                                  $17.65
=================================================================================================

(1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Our estimate is based on the average of the high and low prices for our common stock as reported on the OTCQB on March 30, 2015.
(2) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.
(3) We are registering up to 4,900,000 shares of our common stock issued or to be issued pursuant to our 2015 Stock Option Plan or pursuant to the exercise of stock options issued or to be issued under our 2015 Stock Option Plan. Our 2015 Stock Option Plan authorizes the issuance of a maximum of 4,900,000 shares of our common stock to eligible employees, directors, officers, advisors and consultants of our company or any of our subsidiaries. All of the shares issuable under the 2015 Stock Option Plan are being registered under this registration statement on Form S-8.
================================================================================

EXPLANATORY NOTE

We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register an aggregate of 4,900,000 shares of our common stock, all of which may be issued pursuant to the 2015 Stock Option Plan.

The purpose of the 2015 Stock Option Plan is to reward employees, directors, officers, advisors and consultants for their contributions toward the long term goals of our company and to enable and encourage such employees, directors, officers, advisors and consultants to acquire shares as long term investments.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

We will send or make available the documents containing the information specified in Part I of Form S-8 to individuals who participate in our 2015 Stock Option Plan, in accordance with the provisions of Rule 428 of the Securities Act of 1933, as amended (the "SECURITIES ACT"),

This registration statement and prospectus relates to a maximum of an aggregate of 4,900,000 common shares in the capital stock of Falconridge Oil Technologies Corp., 4,900,000 of which may be issued pursuant to the 2015 Stock Option Plan.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

We will provide, without charge, to each person to whom a copy of the Section 10(a) prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus). Requests should be directed to Mark Pellicane, President, Falconridge Oil Technologies Corp., 17-120 West Beaver Creek Rd., Richmond Hill, Ontario, Canada, L4B 1L2. Our telephone number is (905) 771-6551.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The SEC allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the United States Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

1. The description of our company's common stock contained in our registration statement on Form S-1/A (SEC file number 333-191018), filed with the Securities and Exchange Commission on September 16, 2014, including all amendments and reports for the purpose of updating such description;

2. Our latest Annual Report on Form 10-K for the year ended February 28, 2014 filed on June 13, 2014;

3.   Our Current Reports on Form 8-K (and/or Form 8-K/A) filed on:

     a.   March 31, 2014;

     b.   October 21, 2014;

     c.   January 12, 2015;

     d.   January 27, 2015; and

     e.   March 25, 2015.

4. Our latest Quarterly Report on Form 10-Q for the period ended November 30, 2014 filed on January 16, 2015.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this registration statement have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 100 F Street North East, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http://www.sec.gov.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada corporation law provides that:

     * a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

     * a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

     * to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     * by our board of directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding;

     * if such a quorum is not obtainable, by a majority vote of the directors who were not parties to such action, suit or proceeding;

     * by independent legal counsel (selected by one or more of our directors, whether or not a quorum and whether or not disinterested) in a written opinion; or

     *    by our shareholders.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

Exhibit
Number                             Description
------                             -----------

4.1      2015 Stock Option Plan.

4.2      Form of Stock Option Agreement.

5.1      Opinion of Macdonald Tuskey.

23.1     Consent of Macdonald Tuskey (included in Exhibit 5.1).

23.2     Consent of Malone Bailey LLP.

24       Power of Attorney (included in signature page).

ITEM 9. UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, on April 8, 2015.

FALCONRIDGE OIL TECHNOLOGIES CORP.


/s/ Mark Pellicane
----------------------------------
Mark Pellicane
President and Director
(Principal Executive Officer)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hugh Aird as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

                                   SIGNATURES


/s/ Mark Pellicane                            /s/ Alfred Morra
----------------------------------            ----------------------------------
Mark Pellicane                                Alfred Morra
President and Director                        Chief Financial Officer
(Principal Executive Officer)                 (Principal Financial and
April 8, 2015                                 Accounting Officer)
                                              April 8, 2015

/s/ Carl Meaney
----------------------------------
Carl Meaney
Director
April 8, 2015